Exhibit 5.1

[LETTERHEAD OF SIMPSON THACHER & BARTLETT LLP]

March 16, 2018

Hilton Worldwide Holdings Inc.

7930 Jones Branch Drive, Suite 1100

McLean, Virginia 22102

Ladies and Gentlemen:

We have acted as counsel to Hilton Worldwide Holdings Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) including the prospectus contained therein (the “Prospectus”) filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to: (i) 17,264,503 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) that may be sold by the selling stockholders identified in the Prospectus (the “Outstanding Shares”) and an indeterminate number of additional shares of Common Stock (the “Additional Shares”) that may be sold by the Company and/or selling stockholders who may be identified in future supplements to the Prospectus; (ii) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), which may be convertible or exchangeable into other securities of the Company; (iii) depositary shares (the “Depositary Shares”), which represent fractional interests in the Preferred Stock and which may be represented by depositary receipts (the “Depositary Receipts”); (iv) debt securities of the Company, which may be either senior debt securities or subordinated debt securities and which may be convertible into other securities of the Company (collectively, the “Debt Securities”); (v) warrants to purchase Common Stock,

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Preferred Stock or Debt Securities (the “Warrants”); (vi) subscription rights to purchase Common Stock, Preferred Stock or Debt Securities (the “Subscription Rights”); (vii) purchase contracts (the “Purchase Contracts”); and (viii) units consisting of two or more of the securities described in clauses (i) through (vii) above (the “Units”). The Outstanding Shares, the Additional Shares, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants, the Subscription Rights, the Purchase Contracts and the Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the Prospectus and supplements to the Prospectus pursuant to Rule 415 under the Securities Act for an indeterminate aggregate amount.

The Depositary Shares will be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement” and, collectively, the “Deposit Agreements”), between the Company and such depositary as shall be named therein.

The Debt Securities will be issued under an Indenture (the “Indenture”), between the Company and such trustee as shall be named therein.

The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement” and, collectively, the “Warrant Agreements”), between the Company and such warrant agent as shall be named therein.

The Subscription Rights will be issued under one or more subscription rights agreements (each, a “Rights Agreement” and, collectively, the “Rights Agreements”), between the Company and such rights agent as shall be named therein.

The Purchase Contracts will be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement” and, collectively, the “Purchase Contract Agreements”), between the Company and such purchase contract agent as shall be named therein.

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The Units will be issued pursuant to one or more unit agreements (each, a “Units Agreement” and, collectively, the “Units Agreements”), between the Company and such unit agent as shall be named therein.

The Deposit Agreements, the Indenture (including any supplemental indentures thereto), the Warrant Agreements, the Rights Agreements, the Purchase Contract Agreements and the Unit Agreements are hereinafter collectively referred to as the “Securities Agreements.”

We have examined the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. In rendering the opinions set forth below, we have also assumed that, at the time of execution, authentication or countersignature, issuance and delivery of any Securities, (i) the Company has duly authorized, executed and delivered any applicable Securities Agreements and (ii) the execution, issuance, delivery and performance by the Company of the Securities and any applicable Securities Agreements do not constitute a breach or violation of any agreement or instrument that

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is binding upon the Company or its charter or bylaws. We have assumed further that, at the time of execution, authentication or countersignature, issuance and delivery of any Securities, each of the applicable Securities Agreements will be the valid and legally binding obligation of all parties thereto other than the Company and that such applicable Securities Agreements are governed by the law of the State of New York.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.    The Outstanding Shares are validly issued, fully paid and nonassessable.

2.    With respect to Additional Shares that have not been issued as of the date hereof, assuming (a) the taking by the Board of Directors of the Company or a duly constituted and acting committee of such Board of Directors (such Board of Directors or committee being referred to herein as the “Board”) of all necessary corporate action to authorize and approve the issuance of any Additional Shares that have not been issued as of the date hereof and (b) due issuance and delivery of such Additional Shares from the Company’s authorized but unissued Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, such Additional Shares will be validly issued, fully paid and nonassessable.

3.    With respect to the Preferred Stock, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock, the terms of the offering thereof and related matters, (b) due filing of the applicable certificate of designations and (c) due issuance and delivery of the Preferred Stock from the Company’s authorized but unissued Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Preferred Stock will be validly issued, fully paid and nonassessable.

4.    With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof, the execution and delivery of the Indenture and related matters by the Board or, unless the Debt Securities are convertible into equity securities of the Company, duly authorized officers of the Company and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board or, unless the Debt Securities are convertible into equity securities of the Company, duly authorized officers of the Company and otherwise in accordance with the provisions of the Indenture and such agreement (and, in the case of Debt Securities issuable upon conversion or exercise of other Securities, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise), such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

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5.    With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof, the execution and delivery of the Deposit Agreement and related matters by the Board, (b) the due issuance and delivery to the Depositary under the Deposit Agreement of the shares of Preferred Stock represented by the Depositary Shares and (c) the due execution, countersignature, issuance and delivery of the Depositary Receipts evidencing the Depositary Shares against deposit of the Preferred Stock in accordance with the Deposit Agreement, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Deposit Agreement and such agreement (and, in the case of Depositary Shares issuable upon conversion or exercise of other Securities, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise), the Depositary Receipts evidencing the Depositary Shares will be validly issued.

6.    With respect to the Warrants, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Warrants, the terms of the offering thereof, the execution and delivery of a related Warrant Agreement and related matters by the Board and (b) the due execution, countersignature, issuance and delivery of such Warrants, upon payment of the consideration for such Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

7.    With respect to the Subscription Rights, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Subscription Rights, the terms of the offering thereof, the execution and delivery of a related Rights Agreement and related matters by the Board and (b) the due execution, countersignature issuance and delivery of such Subscription Rights, upon payment of the consideration for such Subscription Rights provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Rights Agreement and such agreement, such Subscription Rights will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

8.    With respect to the Purchase Contracts, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Purchase Contracts, the terms of the offering thereof, the execution and delivery of the related Purchase Contract Agreement and related matters by the Board and (b) the due execution, issuance and delivery of such the Purchase Contracts, upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement and such agreement, such Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

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9.    With respect to the Units, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve (1) the issuance and terms of the Units, the terms of the offering thereof and related matters and (2) the issuance and terms of the Securities that are components of the Units, (b) if applicable, the due filing of the certificate of designations with respect to Preferred Stock that is a component of such Units, (c) the due issuance and delivery to the Unit Agent under the applicable Unit Agreement of the Securities that are components of the Units and (d) the due execution, countersignature, issuance and delivery of the Units against deposit of the Securities that are components of the Units in accordance with the Unit Agreement, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and in accordance with the provisions of the Unit Agreement and the applicable Securities Agreements, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth in paragraphs 4 through 9 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We do not express any opinion herein concerning any law other than the law of the State of New York and the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP